EXHIBIT 99.1

For Immediate Release

Contacts: For investors:

Gary Burnison (310) 226-2613

For media:

Anneli Ballard (212) 984-9350

Korn/Ferry International Completes a Record Year

Highlights

•	Fourth quarter fiscal 2007 fee revenue was a record $179.7 million, an increase of $34.4 million, or 24%, from $145.3 million in the same quarter last year.

•

Adjusted fourth quarter fiscal 2007 diluted earnings per share was $0.37, an increase of 19% over Q4’06 adjusted diluted earnings per share of $0.31. Q4’07 GAAP diluted earnings per share was $0.30 compared to $0.45 in the prior year fourth quarter. Adjusted fourth quarter results exclude the impact of certain non-GAAP measures as shown in the table on Page 2.

Los Angeles, CA, June 6, 2007—Korn/Ferry International (NYSE:KFY), a premier global provider of talent management solutions, announced fourth quarter fiscal 2007 diluted earnings per share of $0.30 compared to $0.45 in Q4’06. Excluding the impact of SFAS 123(R), and previously announced one-time charges in the current quarter, diluted earnings per share was $0.37, and excluding a tax benefit, Q4’06 diluted earnings per share was $0.31.

“I am so proud of all of our lines of business for this record year of both revenues and profits,” said Paul C. Reilly, Chairman and CEO, Korn/Ferry. “Korn/Ferry has had an outstanding reputation over the past four decades, but I believe that it will be Fiscal 2007 which will mark the place in time where the company truly evolved from not only a great search firm but also a unique and diversified talent management provider.”

Financial Results

(dollars in millions, except per share amounts)

	Fourth Quarter		Year Ended
	Q4’07	Q4’06	2007	2006
Fee Revenue	$179.7	$145.3	$653.4	$522.9
Revenue	$189.8	$152.9	$689.2	$551.8
Operating Income	$19.4	$20.6	$82.3	$76.2
Operating Margin	10.8%	14.2%	12.6%	14.6%
Net Income	$13.5	$20.3	$55.5	$59.4
Diluted Earnings Per Share	$0.30	$0.45	$1.24	$1.32
Reconciliation of GAAP Net Income to Adjusted Results*
Net Income, GAAP	$13.5	$20.3	$55.5	$59.4
Reconciling Income Items, Net of Taxes:
SFAS 123 (R) Expense	$0.8	—	$3.6	—
Employment Contract Changes	$3.3	—	$3.3	—
Reversal of Lease Reserve	($0.4)	—	($0.4)	—
Loss Recovery on Investment	—	—	—	($4.5)
One-Time Tax Benefit, Net	—	($6.5)	—	($6.5)

Adjusted Results:
Net Income	$17.2	$13.8	$62.0	$48.4

Operating Margin	14.0%	14.2%	14.2%	14.6%
Diluted Earnings Per Share	$0.37	$0.31	$1.38	$1.09

*	Adjusted Q4’07 results, net of taxes, exclude the effect of SFAS 123(R), which was implemented in Q1’07, a $3.3 million charge for employment contract changes and a $0.4 million reversal of a previously established lease restructuring reserve. Adjusted 2006 results, net of taxes, exclude the effect of a $4.5 million loss recovery on an investment sold by the Company in Q3’06 and a net $6.5 million one-time tax benefit recorded in Q4’06. These are non-GAAP measures that the Company’s management believes provide useful information regarding the ongoing results of operations because they have been prepared on a basis comparable to that used in prior periods. These measures are not intended to replace Net Income or EPS measured in accordance with U.S. Generally Accepted Accounting Principles (see attached reconciliation).

Fee revenue of $179.7 million in Q4’07 increased $34.4 million, or 24% (19% on a constant currency basis), from $145.3 million in Q4’06. Fee revenue improved globally due to an increase in revenues from all segments of the business with an increase in the number of search engagements opened as well as an 18% increase in the average fee billed per executive search engagement compared to the prior year. Exchange rates impacted fee revenue in Q4’07 favorably by $6.9 million compared to Q4’06.

Excluding the $4.5 million unfavorable impact of exchanges rates, a $5.2 million charge for executive employment contract changes and the SFAS 123(R) impact of $1.1 million compensation and benefits were $118.0 million in Q4’07, an increase of $22.9 million, or 24%, compared to $95.1 million in Q4’06. The increase is primarily attributable to profitability based compensation and, to a lesser extent, higher headcount in all segments of the Company. Actual compensation and benefits for Q4’07 was $128.8 million compared to $95.1 million in Q4’06, an increase of 35%.

Excluding the $1.1 million unfavorable impact of exchange rates, general and administrative expenses of $24.8 million in Q4’07 decreased by $0.6 million, or 2%, from $25.4 million in Q4’06 as an increase in business volume was offset by cost control efforts. Actual general and administrative expenses were $25.9 million in Q4’07 compared to $25.4 in Q4’06, an increase of 2%.

Excluding the previously announced one-time charges and the impact of SFAS 123(R) operating income was $25.1 million in Q4’07 compared to $20.6 million in Q4’06, an increase of 22%. Actual operating income was $19.4 million in Q4’07, a decrease of $1.2 million or 6%, over Q4’06. Adjusted for the effect of the one-time charges and SFAS 123(R), operating margin for the quarter was 14.0%.

Balance Sheet and Liquidity

Cash, cash equivalents and marketable securities were $324.3 million at April 30, 2007 compared to $278.2 million at April 30, 2006. The increase was due primarily to improved operating cash flows.

Through April 30, 2007, the Company has used approximately $75 million of the $125 million of share repurchase funds, authorized by the Board of Directors in December 2005, June 2006 and March 2007, to buy back approximately 3.56 million shares.

Interest expense was $2.5 million in Q4’07 compared to $2.7 million in the same period last year. Interest expense in both years related primarily to borrowings under Korn/Ferry’s convertible securities and COLI policies. The decrease in interest expense is primarily due to the conversion of all of the Company’s convertible securities to common shares during Q4’07. At April 30, 2007, Korn/Ferry had no outstanding borrowings under its credit facility.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Fourth Quarter		Year Ended
	Q4’07	Q4’06	2007	2006
Fee Revenue	$157.1	$126.7	$567.6	$452.7
Revenue	$164.2	$132.7	$594.9	$474.9
Operating Income	$31.3	$29.4	$111.9	$100.7
Operating Margin	19.9%	23.2%	19.7%	22.2%
Average number of consultants	488	438	465	419
Engagements (a)	1,797	1,750	6,894	6,291

(a)	Represents new engagements opened in the respective period.

Fee revenue was $157.1 million in Q4’07, an increase of $30.4 million, or 24.0%, from $126.7 million in Q4’06. Fee revenue improved in all regions due to an increase in the overall number of engagements and average fee per engagement.

Excluding the $1.1 million effect of SFAS 123(R), operating income was $32.4 million, an increase of $3.0 million, or 10.2%, over the prior year. Actual operating income improved $1.9 million in Q4’07, or 6.5%, to $31.3 million compared to $29.4 million in Q4’06.

The total number of consultants at April 30, 2007 was 490, an increase of 50 from April 30, 2006.

Selected Futurestep Data

(dollars in millions)

	Fourth Quarter		Year Ended
	Q4’07	Q4’06	2007	2006
Fee Revenue	$22.6	$18.6	$85.8	$70.2
Revenue	$25.5	$20.3	$94.3	$76.8
Operating Income (Loss)	$2.7	($1.4)	$7.9	$3.4
Operating Margin	11.9%	(7.8%)	9.2%	4.8%

Fee revenue was $22.6 million in Q4’07, an increase of $4.0 million, or 21.5%, from $18.6 million in Q4’06. Improvements in fee revenue were driven by an increase in the average fee for engagements.

Excluding a $0.9 million reversal of a previously recorded lease reserve, operating income was $1.8 million in Q4’07 resulting in an operating margin of 8.1%. Actual operating income was $2.7 million in Q4’07, an increase of $4.1 million from an operating loss of $1.4 million in Q4’06. Operating margin for the quarter increased to 11.9% from an operating loss in the same quarter a year ago.

Outlook

Assuming constant foreign exchange rates, Korn/Ferry estimates that first quarter fiscal 2008 fee revenue is likely to be in the range of $176 million to $185 million and diluted earnings per share is likely to be in the range of $0.34 to $0.36.

Earnings Conference Call Webcast

The earnings conference call will be held today at 9:00 AM (EDT) and hosted by Paul C. Reilly, Chairman and CEO, and Gary Burnison, Chief Operating Officer. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE:KFY), with more than 70 offices in 40 countries, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to identify, deploy, develop, retain and reward their talent. For more information on the Korn/Ferry International family of companies, visit www.kornferry.com.

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties which are beyond the control of Korn/Ferry. The potential risks and uncertainties relate to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, risks related to the growth and results of Futurestep, restrictions imposed by off-limits agreements, reliance on information systems and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2007	2006	2007	2006
Fee revenue	$179,702	$145,266	$653,422	$522,882
Reimbursed out-of-pocket engagement expenses	10,058	7,658	35,779	28,887

Total revenue	189,760	152,924	689,201	551,769

Compensation and benefits	128,840	95,096	447,692	341,196
General and administrative expense	25,881	25,428	105,312	93,462
Out-of-pocket engagement expenses	13,622	9,358	44,662	31,927
Depreciation and amortization	2,066	2,405	9,280	9,002

Total operating expense	170,409	132,287	606,946	475,587

Operating income	19,351	20,637	82,255	76,182

Interest and other income (expense), net	533	(434)	244	842

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	19,884	20,203	82,499	77,024
Provision for income taxes	6,980	430	30,164	19,594
Equity in earnings of unconsolidated subsidiaries, net	635	527	3,163	2,000

Net income	$13,539	$20,300	$55,498	$59,430

Interest expense on convertible securities, net of taxes	509	759	2,863	3,113

Net income adjusted for computation of diluted EPS	$14,048	$21,059	$58,361	$62,543

Basic earnings per common share	$0.33	$0.51	$1.40	$1.49

Basic weighted average common shares outstanding	41,408	39,874	39,774	39,889

Diluted earnings per common share	$0.30	$0.45	$1.24	$1.32

Diluted weighted average common shares outstanding	47,252	47,209	46,938	47,270

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

	Three Months Ended April 30,				Year Ended April 30,
	2007		2006		2007		2006
Fee Revenue:
Executive recruitment:
North America	$91,398		$70,237		$329,065		$259,089
Europe	41,277		36,258		146,155		120,059
Asia/Pacific	19,818		15,981		74,987		57,922
South America	4,649		4,210		17,426		15,660

Total executive recruitment	157,142		126,686		567,633		452,730
Futurestep	22,560		18,580		85,789		70,152

Total fee revenue	179,702		145,266		653,422		522,882

Reimbursed out-of-pocket engagement expenses	10,058		7,658		35,779		28,887

Total revenue	$189,760		$152,924		$689,201		$551,769

Operating Income (Loss):		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$18,529	20%	$17,458	25%	$69,815	21%	$62,124	24%
Europe	6,775	16%	6,296	17%	24,166	17%	22,361	19%
Asia/Pacific	5,401	27%	4,742	30%	16,010	21%	13,374	23%
South America	565	12%	951	23%	1,894	11%	2,839	18%

Total executive recruitment	31,270	20%	29,447	23%	111,885	20%	100,698	22%
Futurestep	2,713	12%	(1,442)	(8%)	7,854	9%	3,351	5%
Corporate	(14,632)		(7,368)		(37,484)		(27,867)

Total operating income	$19,351	11%	$20,637	14%	$82,255	13%	$76,182	15%

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	As of April 30,
	2007	2006
ASSETS
Cash and cash equivalents	$289,106	$257,543
Marketable securities	35,161	20,654
Receivables due from clients, net of allowance for doubtful accounts of $9,822 and $11,880, respectively	107,751	87,287
Income taxes and other receivables	6,357	5,328
Deferred income taxes	9,524	9,669
Prepaid expenses	16,861	14,019

Total current assets	464,760	394,500

Property and equipment, net	25,999	20,533
Cash surrender value of company owned life insurance policies, net of loans	76,478	70,592
Deferred income taxes	42,013	32,267
Goodwill and intangible assets, net	142,308	109,484
Deferred financing costs, investments and other	9,933	8,115

Total assets	$761,491	$635,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$10,383	$9,731
Income taxes payable	22,432	17,138
Compensation and benefits payable	158,145	121,885
Other accrued liabilities	38,529	27,537

Total current liabilities	229,489	176,291

Deferred compensation and other retirement plans	91,360	71,790
Long-term debt	—	45,147
Other liabilities	7,687	7,523
7.5% Convertible mandatorily redeemable preferred stock, net of unamortized discount and issuance costs, redemption value of $0 and $11,387, respectively	—	10,989

Total liabilities	328,536	311,740

Shareholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 52,323 and 43,628 shares issued and 47,174 and 41,201 shares outstanding, respectively	400,126	344,285
Retained earnings (deficit)	32,344	(23,154)
Unearned restricted stock compensation	(19,567)	(7,731)
Accumulated other comprehensive income	20,605	10,910

Shareholders’ equity	433,508	324,310
Less: Notes receivable from shareholders	(553)	(559)

Total shareholders’ equity	432,955	323,751

Total liabilities and shareholders’ equity	$761,491	$635,491

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

EXCLUDING NON-GAAP ADJUSTMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,
	2007 - As Reported	Adjustments	2007 - As Adjusted	2006 - As Reported	Adjustments	2006 - As Adjusted
Fee revenue	$179,702		$179,702	$145,266		$145,266
Reimbursed out-of-pocket engagement expenses	10,058		10,058	7,658		7,658

Total revenue	189,760		189,760	152,924		152,924
Compensation and benefits (1), (2)	128,840	(1,152)	122,501	95,096		95,096
		(5,187)
General and administrative expense (3)	25,881	606	26,487	25,428		25,428
Out-of-pocket engagement expenses	13,622		13,622	9,358		9,358
Depreciation and amortization	2,066		2,066	2,405		2,405

Total operating expense	170,409	(5,733)	164,676	132,287		132,287

Operating income	19,351		25,084	20,637		20,637
Interest and other income (expense), net	533		533	(434)		(434)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	19,884		25,617	20,203		20,203
Provision for income taxes (4), (5)	6,980	2,093	9,073	430	6,500	6,930
Equity in earnings of unconsolidated subsidiaries, net	635		635	527		527

Net income	$13,539		$17,179	$20,300		$13,800

Interest expense on convertible securities, net of taxes	509		509	759		759

Net income adjusted for computation of diluted EPS	$14,048		$17,688	$21,059		$14,559

Basic earnings per common share	$0.33		$0.41	$0.51		$0.35

Basic weighted average common shares outstanding	41,408		41,408	39,874		39,874

Diluted earnings per common share	$0.30		$0.37	$0.45		$0.31

Diluted weighted average common shares outstanding	47,252		47,252	47,209		47,209

Explanation of Non-GAAP Adjustments

For the Three Months Ended April 30, 2007:

(1)	$1,152 SFAS 123(R) expense

(2)	$5,187 executive compensation contract termination charge

(3)	Credit adjustment to previously recorded lease restructuring reserve

(4)	Tax effect related to net operating expense adjustments of $5,733

For the Three Months Ended April 30, 2006:

(5)	$6,500 one-time tax benefit

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

EXCLUDING NON-GAAP ADJUSTMENTS

(in thousands, except per share amounts)

(unaudited)

	Year Ended April 30,
	2007 - As Reported	Adjustments	2007 - As Adjusted	2006 - As Reported	Adjustments	2006 - As Adjusted
Fee revenue	$653,422		$653,422	$522,882		$522,882
Reimbursed out-of-pocket engagement expenses	35,779		35,779	28,887		28,887

Total revenue	689,201		689,201	551,769		551,769
Compensation and benefits (1), (2)	447,692	(5,695)	436,810	341,196		341,196
		(5,187)
General and administrative expense (3)	105,312	606	105,918	93,462		93,462
Out-of-pocket engagement expenses	44,662		44,662	31,927		31,927
Depreciation and amortization	9,280		9,280	9,002		9,002

Total operating expense	606,946	(10,276)	596,670	475,587		475,587

Operating income	82,255		92,531	76,182		76,182
Interest and other income (expense), net (5)	244		244	842	(4,535)	(3,693)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	82,499		92,775	77,024		72,489
Provision for income taxes (4), (6)	30,164	3,751	33,915	19,594	6,500	26,094
Equity in earnings of unconsolidated subsidiaries, net	3,163		3,163	2,000		2,000

Net income	$55,498		$62,023	$59,430		$48,395

Interest expense on convertible securities, net of taxes	2,863		2,863	3,113		3,113

Net income adjusted for computation of diluted EPS	$58,361		$64,886	$62,543		$51,508

Basic earnings per common share	$1.40		$1.56	$1.49		$1.21

Basic weighted average common shares outstanding	39,774		39,774	39,889		39,889

Diluted earnings per common share	$1.24		$1.38	$1.32		$1.09

Diluted weighted average common shares outstanding	46,938		46,938	47,270		47,270

Explanation of Non-GAAP Adjustments

For the Year Ended April 30, 2007:

(1)	$5,695 SFAS 123(R) expense

(2)	$5,187 executive compensation contract termination charge recorded in Q4’07

(3)	Credit adjustment to previously recorded lease restructuring reserve recorded in Q4’07

(4)	Tax effect related to net operating expense adjustments of $10,276

For the Year Ended April 30, 2007:

(5)	$4,535 loss recovery on an investment sold by the Company in Q3’06

(6)	$6,500 one-time tax benefit recorded in Q4’06